Exhibit 10.13

WARRANT SUBSCRIPTION AGREEMENT

WARRANT SUBSCRIPTION AGREEMENT (this “Agreement”) made as of this [      ]th day of [      ], 2008 by and between K Road Acquisition Corporation, a Delaware corporation (the “Company”), having its principal place of business at 330 Madison Avenue, New York, New York 10017, and K Road Acquisition Holdings LLC (“Subscriber”), having its principal place of business at 330 Madison Avenue, New York, New York 10017.

WHEREAS, the Company desires to sell in a private placement (the “Offering”) an aggregate of 7,750,000 warrants (the “Insider Warrants”) of the Company for a purchase price of $1.00 per Insider Warrant.  Each Insider Warrant shall entitle the holder thereof to purchase one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at an exercise price of $7.50, in accordance with the terms of the Insider Warrant as set forth in the Warrant Agreement (the “Warrant Agreement”), annexed hereto as Exhibit A,  to be entered into by and between the Company and K Road Acquisition Holdings LLC and shall be subject to the terms of the Warrant Agreement upon execution thereof.

WHEREAS, Subscriber wishes to purchase the Insider Warrants and the Company wishes to accept such subscription.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Subscriber hereby agree as follows.

1.  Agreement to Subscribe.

1.1.  Purchase and Issuance of the Insider Warrants.  Upon the terms and subject to the conditions of this Agreement, Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Subscriber, on the Closing Date, the Insider Warrants for an aggregate purchase price of $7,750,000 (the “Purchase Price”).

1.2.  Delivery of the Purchase Price.  Upon execution of this Agreement, the undersigned is hereby bound to fulfill its obligations hereunder and hereby irrevocably commits to deliver into a trust account at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as Trustee, on the date of Closing (as hereinafter defined), the Purchase Price in immediately available funds by certified bank check, wire transfer or such other form of payment as shall be acceptable to the Trustee, in its sole and absolute discretion, at the Closing.

1.3.  Closing.  The closing (the “Closing”) of the Offering, shall take place at the offices of the Company, immediately prior to the effective date of the registration statement (the “Closing Date”) relating to the Company’s initial public offering of 30,000,000 Units (the “IPO”).

2. Representations and Warranties of the Subscriber.  To induce the Company to issue the Insider Warrants to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.                                             No Government Recommendation or Approval.  The Subscriber understands that no United States federal or state agency or similar agency of any other country, has passed upon or made any recommendation or endorsement of the offering of the Insider Warrants or underlying Common Stock (the “Warrant Shares” and, collectively with the Insider Warrants, the “Securities”).

2.2.                                             Experience, Financial Capability and Suitability.  The Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of this investment and to make an informed decision relating thereto. The Subscriber is aware its investment in the Company is a speculative investment that has limited liquidity, because there may never be an established market for the Company’s securities.  The Subscriber has the financial capability for making the investment and the investment is a suitable one for the Subscriber.  The Subscriber can, without impairing its financial condition, hold the Insider Warrants for an indefinite period of time and can afford a complete loss of the investment. The Subscriber acknowledges that the Company has urged the Subscriber to seek independent advice from professional advisors relating to the suitability of an investment in the Company and in connection with this Agreement, and that the Subscriber has sought and received such independent professional advice with respect to such investment and this Agreement or, after careful consideration, the Subscriber has determined to waive its right to seek and/or receive such independent professional advice.

2.3.                                             Access to Information.   Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained.

2.4.                                             Regulation D Offering.  Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “Accredited Investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law; and, accordingly, the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and therefore may not be offered, pledged or sold by Subscriber, directly or indirectly, in the United States without registration under United States federal and state securities laws and Subscriber understands the certificates representing such Securities will contain a legend in respect of such restrictions.

2.5.                                             Investment Purposes.  Subscriber is purchasing the Insider Warrants solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any U.S. Person, and not with a view towards the distribution thereof and Subscriber has no present arrangement to sell the Insider Warrants to or through any person or entity. Subscriber shall not engage in hedging transactions with regard to the Insider Warrants unless in compliance with the Securities Act.

2.6.                                             Restrictions on Transfer. Subscriber understands the Insider Warrants are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Insider Warrants have not been registered under the Securities Act, and, if in the future the

Subscriber decides to offer, resell, pledge or otherwise transfer the Insider Warrants, such Insider Warrants may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction.  Subscriber agrees that if any transfer of its Insider Warrants or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company.  Absent registration or another exemption from registration, the Subscriber agrees that it will not resell the Insider Warrants.  Subscriber further understands and acknowledges the Securities and Exchange Commission (the “SEC”) has taken the position the Subscriber would be considered a promoter under the Securities Act and that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of that blank check company.  Accordingly, Rule 144 promulgated under the Securities Act will not be available to the Subscriber for the resale of the Insider Warrants despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

2.7                                                Due Authorization. Subscriber is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transaction contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and performance by Subscriber of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Subscriber.

3. Representations and Warranties of the Company.  The Company represents and warrants to Subscriber that:

3.1.  Valid Issuance of Capital Stock.  The total number of shares of all classes of capital stock which the Company will have authority to issue is 120,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.  As of the date hereof, the Company has 8,625,000 shares of Common Stock (of which 1,125,000 shares are subject to forfeiture as described in the registration statement related to the Company’s IPO) and no shares of Preferred Stock issued and outstanding.  All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2.  Organization and Qualification.  The Company is a corporation duly incorporated and existing in good standing under the laws of the state of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.3.  Authorization; Enforcement.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Insider Warrants and the Warrant Shares in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.4.  No Conflicts.  The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s Amended and Restated Certificate of Incorporation or Bylaws or (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party.  The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Warrant Shares in accordance with the terms hereof.

4. Legends.

4.1.  Legend.  The Company will issue the Insider Warrants, and when issued, the Warrant Shares, purchased by the Subscriber in the name of the Subscriber.  The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A SECURITIES ESCROW AGREEMENT (THE “AGREEMENT”) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE ESCROW PERIOD (AS DEFINED IN THE AGREEMENT).”

4.2.  Subscriber’s Compliance.  Nothing in this Section 4 shall affect in any way the Subscribers’ obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3.  Company’s Refusal to Register Transfer of the Securities.  The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act.

5.  Escrow.  Upon consummation of the IPO, the Subscriber shall enter into the Securities Escrow Agreement, whereby the Insider Warrants shall be held in escrow until one day following consummation of a Business Combination.

6. Securities Laws Restrictions.  In addition to the restrictions contained in the Escrow Agreement, Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company shall have received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction complies with the Securities Act and the rules promulgated by the SEC thereunder and with all applicable state securities laws.

7.  Waiver of Liquidation Distributions.  In connection with the Securities purchased pursuant to this Agreement, and with respect to any Common Stock purchased by Subscriber prior to the private placement, Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company in the event of a liquidation of the Company upon the Company’s failure to timely complete a Business Combination or otherwise.  For purposes of clarity, in the event Subscriber purchases shares of Common Stock in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive any liquidating distributions by the Company.

8.  Forfeiture of Insider Warrants.

8.1.  Failure to Consummate Business Combination.  The Warrants shall be forfeited to the Company in the event that the Company does not consummate a Business Combination within 24 months from the consummation of the IPO (or 30 months from the consummation of the IPO if the Extension Amendment is approved as set forth in the Amended and Restated Certificate of Incorporation of the Company).

8.2.  Termination of Rights as holder; Escrow.  If the Insider Warrants are forfeited in accordance with this Section 8, then after such time the Subscriber (or successor in interest), shall no longer have any rights as a holder of such Insider Warrants, and the Company shall take such action as is appropriate to cancel such Insider Warrants.  To effectuate the foregoing, all certificates representing the Insider Warrants shall be held in escrow as provided in Section 5 hereof.  In addition, Subscriber hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing.

9. Rescission Right Waiver and Indemnification.

9.1.  Subscriber understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Insider Warrants.  In this regard, if the IPO were deemed to be a general solicitation with respect to the Insider Warrants, the offer and sale of such Insider Warrants may not be exempt from registration and, if not, the Subscriber may have a right to rescind its purchase of the Insider Warrants.  In order to facilitate the completion of the Offering and in order to protect the Company, its stockholders and the trust account from claims that may adversely affect the Company or the interests of its stockholders, Subscriber hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Insider Warrants.  Subscriber acknowledges and agrees this waiver is being made in order to induce the Company to sell the Insider Warrants to the Subscriber.  Subscriber agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Insider Warrants hereunder or relating to the purchase of the Insider Warrants and the transactions contemplated hereby.

9.2.  Subscriber agrees not to seek recourse against the trust account for any reason whatsoever in connection with its purchase of the Insider Warrants or any Claim that may arise now or in the future.

9.3.  Subscriber acknowledges and agrees the stockholders of the Company and Credit Suisse Securities (USA) LLC are and shall be third-party beneficiaries of the foregoing provisions of this Agreement.

9.4.  Subscriber agrees that to the extent any waiver of rights under this Section 9 is ineffective as a matter of law, Subscriber has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right.  Subscriber acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

10.  Terms of the Insider Warrant.  The Insider Warrants are substantially identical to the warrants included in the Units offered in the IPO, except: (i) they will be placed in escrow and not released until one day following the consummation of a Business Combination, (ii) they are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before effective date of the registration statement relating to the Company’s IPO, and (iii) they will be non-redeemable so long as they are held by the Subscriber or its permitted transferees .  In no event will the Company be required to net cash settle the Insider Warrant exercise.

11.  Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for agreements made and to be wholly performed within such state.  The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

12.  Assignment; Entire Agreement; Amendment.

12.1.  Assignment.  Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Subscriber to a person agreeing to be bound by the terms hereof.

12.2.  Entire Agreement.  This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

12.3.  Amendment.  Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

12.4.  Binding upon Successors.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

13.  Notices; Indemnity.

13.1  Notices.  Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other.  Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail.  If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

13.2  Indemnification.  Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

14.  Counterparts.  This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

15.  Survival; Severability.

15.1.  Survival.  The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

15.2.  Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

16. Headings.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

This subscription is accepted by the Company on the 30th day of January, 2008.

K Road Acquisition Corporation

By:
William V. Kriegel
Chairman of the Board, President and Chief Executive Officer

K Road Acquisition Holdings LLC

By:
William V. Kriegel
Managing Member